FOR IMMEDIATE RELEASE

      DR. KATSUHIKO OKUBO AND RICHARD C. SMITH TO JOIN COMMSCOPE BOARD
                               OF DIRECTORS

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Hickory, NC - March 10, 2005 - CommScope, Inc. (NYSE: CTV), a world leader in cable and connectivity solutions for communications networks, today announced the expansion of the size of CommScope's Board of Directors from six to eight directors as well as the election of two new directors who will join CommScope's board on April 1, 2005. Katsuhiko (Kat) Okubo, PhD, a former executive of The Furukawa Electric Co., Ltd., and Richard (Dick) C. Smith, a former executive of Motorola, Inc., were elected at CommScope's Board of Directors meeting today.

"We are extremely pleased to name Kat Okubo and Dick Smith to our Board of Directors," said CommScope Chairman and Chief Executive Officer Frank Drendel. "They bring a wealth of knowledge to us and will further strengthen our board as we move forward as a global leader in telecommunications."

Dr. Okubo, President of Okubo Technology Management Inc., founded his company in October 2004 after serving The Furukawa Electric Co., Ltd. for nearly 40 years. During his tenure with Furukawa, he held various positions in the areas of research and development, manufacturing and business development. From June 1999 until June 2004, Dr. Okubo served as a Corporate Director and a Corporate Senior/Executive Vice President of Furukawa, and was involved in the formation of OFS BrightWave, LLC, a joint venture between CommScope and Furukawa that was formed to operate certain fiber optic cable and transmission fiber assets acquired from Lucent Technologies Inc. Dr. Okubo is also the author of a highly regarded Japanese textbook on optical fiber technologies.

Mr. Smith has worked as a private consultant in the broadband industry since January 2005. From January 2000 to December 2004, he served as Corporate Vice President and Director of Business Development, Broadband Communications Sector of Motorola, Inc., a global communications company providing seamless mobility products and solutions across broadband, embedded systems and wireless networks. From 1983 to 2000, Mr. Smith held various executive positions with General Instrument Corporation, including Executive Vice President from 1998 to 2000, and Vice President, Taxes as well as Corporate Treasurer from 1991 to 1997. Mr. Smith currently serves on the Management Committee of Music Choice, a provider of music programming through digital cable and satellite TV systems, as well as the Internet.

CommScope is a world leader in the design and manufacture of 'last mile' cable and connectivity solutions for communication networks. Through our SYSTIMAX(R) Solutions and Uniprise(TM) brands we are the global leader in structured cabling systems for business enterprise applications. We are also the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial (HFC) applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

This press release includes forward-looking statements that are based on information currently available to management, management's beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

        Visit CommScope at our Web Site -- http://www.commscope.com
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For more information contact:
Phil Armstrong, Jr.                 Betsy Lambert
Investor Relations                  Media Relations
828-323-4848                        828-323-4873

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